UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As previously reported on a Current Report on Form 8-K filed by the Company on March 13, 2008, on March 10, 2008 Samuel M. Inman III was appointed on an interim basis as the Company's President and Chief Executive Officer. As reported in the 8-K, Mr. Inman's services were to be governed by a Management Agreement to be negotiated by the parties. Such agreement, incorporating the terms previously disclosed, as executed by Mr. Inman and the Company on May 21, 2008 is attached hereto as Exhibit 10.16 and incorporated herein by this reference.

(c) As previously reported on a Current Report on Form 8-K filed by the Company on March 26, 2008, on March 25, 2008 Winston Hickman was appointed on an interim basis as the Company's Chief Financial Officer. As reported in the 8-K, Mr. Hickman’s services were to be governed by a Management Agreement to be negotiated by the parties. Such agreement, incorporating the terms previously disclosed, as executed by Mr. Hickman and the Company on May 21, 2008 is attached hereto as Exhibit 10.17 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.16	Management Agreement between Samuel M. Inman III and Comarco, Inc. dated May 21, 2008

10.17	Management Agreement between Winston Hickman and Comarco, Inc. dated May 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date:	May 23, 2008	/s/ Winston Hickman
(Signature)
Winston Hickman
Chief Financial Officer